UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019
PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Blvd., Suite 400
Los Angeles, California 90025
(Address of principal executive offices)
Registrant's telephone number, including area code: (424) 208-8100
KBS Strategic Opportunity REIT, Inc.
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Advisory Agreement
On November 1, 2019, Pacific Oak Strategic Opportunity REIT, Inc. (the “Company,” “we,” “our,” “us”) entered into a new advisory agreement (the “Advisory Agreement”) with a new external advisor, Pacific Oak Capital Advisors, LLC (the “Advisor”). The Advisor is part of a group of companies formed, owned and managed by Keith D. Hall, the Company’s Chief Executive Officer and one of its directors, and Peter McMillan III, the Company’s Chairman of the Board and President and one of its directors. The terms of the Advisory Agreement are identical to the terms of the advisory agreement previously in effect with KBS Capital Advisors LLC with the exception of the calculation of the performance fee.
Under the terms of the Advisory Agreement, the Advisor must use its best efforts to present to the Company investment opportunities that provide a continuing and suitable investment program for the Company consistent with its investment policies and objectives as adopted by the board of directors of the Company (the “Board”). Pursuant to the Advisory Agreement, the Advisor will manage our day-to-day operations, retain the loan servicers for the Company’s loan investments (subject to the authority of the Board and officers) and perform other duties, including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of investments;

•	entering into service contracts for our loans;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties underlying our investments and properties we may acquire;

•	entering into leases and service contracts for our real properties;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, financing and refinancing, marketing, servicing and disposition of our investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.
The Advisory Agreement has a one-year term but may be renewed for an unlimited number of successive one year periods upon the mutual consent of the Advisor and us. Additionally, the Advisor may terminate the Advisory Agreement without penalty upon 90 days’ written notice and we may terminate the Advisory Agreement without cause or penalty upon 30 days’ written notice and, in such event, the Advisor must cooperate with us and our directors in making an orderly transition of the advisory function.
The Advisor and its affiliates engage in other business ventures, and, as a result, they do not dedicate their resources exclusively to our business. However, pursuant to the Advisory Agreement, the Advisor must devote sufficient resources to our business to discharge its obligations to us. The Advisor may assign the Advisory Agreement to an affiliate upon our approval. We may assign or transfer the Advisory Agreement to a successor entity.

The following describes the fees and expense reimbursements due to the Advisor under the Advisory Agreement.
Acquisition and Origination Fees
We incur acquisition and origination fees payable to our Advisor equal to 1.0% of the cost of investments acquired by us, or the amount funded by us to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments. Acquisition and origination fees relate to services provided in connection with the selection and acquisition or origination of real estate and real estate-related investments.
Acquisition and Origination Expenses
In addition to acquisition and origination fees, we reimburse our Advisor for customary acquisition and origination expenses, whether or not we ultimately acquire the asset.
Asset Management Fees
For asset management services, we pay our Advisor a monthly fee. With respect to investments in loans and any investments other than real property, the asset management fee is a monthly fee calculated, each month, as one-twelfth of 0.75% of the lesser of (i) the amount actually paid or allocated to acquire or fund the loan or other investment, inclusive of fees and expenses related thereto and the amount of any debt associated with or used to acquire or fund such investment and (ii) the outstanding principal amount of such loan or other investment, plus the fees and expenses related to the acquisition or funding of such investment, as of the time of calculation. With respect to investments in real property, the asset management fee is a monthly fee equal to one-twelfth of 0.75% of the sum of the amount paid or allocated to acquire the investment, plus the cost of any subsequent development, construction or improvements to the property, and inclusive of fees and expenses related thereto and the amount of any debt associated with or used to acquire such investment. In the case of investments made through joint ventures, the asset management fee is determined based on our proportionate share of the underlying investment, inclusive of our proportionate share of any fees and expenses related thereto.
Other Operating Expenses
Under the Advisory Agreement, our Advisor and its affiliates have the right to seek reimbursement from us for all costs and expenses they incur in connection with their provision of services to us, including our allocable share of our Advisor’s overhead, such as rent, employee costs, utilities and information technology costs. Our Advisor may seek reimbursement for employee costs under the Advisory Agreement.  However, we will not reimburse our Advisor or its affiliates for employee costs in connection with services for which our Advisor earns acquisition, origination or disposition fees (other than reimbursement of travel and communication expenses).
Disposition Fees
For substantial assistance in connection with the sale of properties or other investments, we pay our Advisor or its affiliates 1.0% of the contract sales price of each loan, debt-related security, real property or other investment sold (including residential or commercial mortgage-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction); provided, however, that if in connection with such disposition commissions are paid to third parties unaffiliated with our Advisor, the fee paid to our Advisor and its affiliates may not exceed the commissions paid to such unaffiliated third parties, and provided further that the disposition fees paid to our Advisor, its affiliates and unaffiliated third parties may not exceed 6.0% of the contract sales price.

Subordinated Participation in Net Cash Flows (payable only if we are not listed on a national exchange)
After investors in our offering have received, together as a collective group, aggregate distributions (including distributions that may constitute a return of capital for federal income tax purposes) sufficient to provide (i) a return of their net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption plan, (ii) a 7.0% per year cumulative, noncompounded return on such net invested capital, and (iii) the value of the performance fee due upon termination paid to our prior external advisor (the “Prior Advisor Performance Fee Value”), the Advisor is entitled to receive 15.0% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise. Net sales proceeds means the net cash proceeds realized by us after deduction of all expenses incurred in connection with a sale, including disposition fees paid to our Advisor. The 7.0% per year cumulative, noncompounded return on net invested capital is calculated on a daily basis. In making this calculation, the net invested capital is reduced to the extent distributions in excess of a cumulative, noncompounded, annual return of 7.0% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, noncompounded, annual return of 7.0% (invested capital is only reduced as described in this sentence; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes). The 7.0% per year cumulative, noncompounded return is not based on the return provided to any individual stockholder. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for our Advisor to participate in our net cash flows. In fact, if our Advisor is entitled to participate in our net cash flows, the returns of our stockholders will differ, and some may be less than a 7.0% per year cumulative, noncompounded return. This fee is payable only if we are not listed on an exchange.
Subordinated Incentive Listing Fee (payable only if we are listed on a national exchange)
Upon listing our common stock on a national securities exchange, the Advisor is entitled to a fee equal to 15.0% of the amount by which the market value of our outstanding stock plus distributions paid by us (including distributions that may constitute a return of capital for federal income tax purposes) prior to listing exceeds the aggregate of (i) the sum of our stockholders’ net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption plan, and the amount of cash flow necessary to generate a 7.0% per year cumulative, noncompounded return on such amount and (ii) the Prior Advisor Performance Fee Value. The 7.0% per year cumulative, noncompounded return on net invested capital is calculated on a daily basis. In making this calculation, the net invested capital is reduced to the extent distributions in excess of a cumulative, noncompounded, annual return of 7.0% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, noncompounded, annual return of 7.0% (invested capital is only reduced as described in this sentence; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes). The 7.0% per year cumulative, noncompounded return is not based on the return provided to any individual stockholder. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for our Advisor to receive the listing fee. In fact, if our Advisor is entitled to the listing fee, the returns of our stockholders will differ, and some may be less than a 7.0% per year cumulative, noncompounded return.
Subordinated Performance Fee Due Upon Termination
Upon termination of the Advisory Agreement, unless terminated by us for cause, the Advisor may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) the Advisor would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date. The termination fee would be payable in the form of a promissory note that becomes due only upon the sale of one or more assets or upon maturity or payoff of our debt investments. The fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs, and all of such proceeds must be used to repay the promissory note until it is fully repaid. The amount of the termination fee would be 15% of the amount by which the hypothetical liquidation proceeds exceed the aggregate of (i) the amount necessary to provide investors with a return of their net invested capital and a 7.0% per year cumulative, noncompounded return through the termination date and (ii) the Prior Advisor Performance Fee Value; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Resignation of Officers
On October 31, 2019, Jeffrey K. Waldvogel notified the Board of his resignation as Secretary and Treasurer of the Company effective immediately and of his resignation as Chief Financial Officer of the Company effective immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2019 (the “Third Quarter 10-Q”) with the Securities and Exchange Commission (the “SEC”). Also on October 31, 2019, Stacie K. Yamane notified the Board of her resignation as Chief Accounting Officer of the Company immediately following the filing of the Third Quarter 10-Q with the SEC.
Appointment of New Chief Financial Officer
On October 31, 2019, the Board appointed Michael A. Bender to serve as Executive Vice President, Treasurer, Secretary and Chief Financial Officer-Elect of the Company effective as of November 1, 2019, and as Chief Financial Officer effective immediately following the filing by the Company of the Third Quarter 10-Q with the SEC. As Chief Financial Officer, Mr. Bender will serve as principal financial officer and principal accounting officer for the Company. Mr. Bender was appointed to the same positions with respect to Pacific Oak Strategic Opportunity REIT II, Inc., effective as of November 1, 2019, by its board of directors on October 31, 2019.
Mr. Bender, age 60, has served as Chief Financial Officer of the Advisor since July 2019. Prior to joining the Advisor in 2019, Mr. Bender was self-employed as a private consultant primarily engaged in commercial real estate finance from January 2017 to July 2019. From January 2016 to January 2017, Mr. Bender served as Chief Financial Officer for Kamal Osman Janjoom Group LLC, a Dubai-based retail company focused in the Middle East, where he was responsible for all aspects of accounting, reporting, control, corporate finance and treasury. From October 2007 to January 2016, Mr. Bender was Chief Financial Officer and Chief Accounting Officer for Spirit Realty Capital, Inc., a NYSE-traded commercial property REIT. During his eight years at Spirit Realty Capital, Mr. Bender was in charge of accounting, reporting, control, corporate finance and treasury.
Before joining Spirit Realty Capital, Inc. in 2007, Mr. Bender held positions including Assistant Corporate Controller for Allied Waste, Inc., Vice President of Global External Reporting for American Express Corporation, Chief Financial Officer for FINOVA Realty Capital and senior manager for Deloitte & Touche, LLP. Mr. Bender earned a Bachelor of Science Degree in Accounting and a Master of Business Administration from Arizona State University. He is a Certified Public Accountant.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
Articles of Amendment (Name Change)
On November 1, 2019, Articles of Amendment changing our name from “KBS Strategic Opportunity REIT, Inc.” to “Pacific Oak Strategic Opportunity REIT, Inc.” were filed and accepted for record by the State Department of Assessment and Taxation of the State of Maryland, and thereby became effective as part of our charter. These Articles of Amendment have been filed as an exhibit to this Current Report on Form 8-K.
Third Amended and Restated Bylaws
Effective as of November 1, 2019, we amended our bylaws by adopting the Third Amended and Restated Bylaws. The only change in the Third Amended and Restated Bylaws is to reflect our new name. The Third Amended and Restated Bylaws have been filed as an exhibit to this Current Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Ex.	Description

3.1	Articles of Amendment

3.2	Third Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: November 1, 2019	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer